           As filed with the Securities and Exchange Commission on April 3, 2002
                                                       Registration No.333-96431
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ------------


                               DRUGSTORE.COM, INC.
             (Exact name of Registrant as specified in its charter)

                   Delaware                      04-3416255
        (State or other jurisdiction         (I.R.S. Employer
      of incorporation or organization)    Identification Number)

                                  ------------

                              drugstore.com, inc.
                    13920 Southeast Eastgate Way, Suite 300
                           Bellevue, Washington 98005
    (Address, including zip code, of Registrant's principal executive office)


                           Beauty.com, Inc. Stock Plan

                            (Full title of the Plan)


                                    Kal Raman
                      President and Chief Executive Officer
                               drugstore.com, inc.
                     13920 Southeast Eastgate Way, Suite 300
                           Bellevue, Washington 98005
                                 (425) 372-3200

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)




                                   Copies to:
                            Stephen W. Fackler, Esq.
                           William H. Hinman, Sr. Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

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                            DEREGISTRATION OF SHARES

     Beauty.com, Inc. is a subsidiary of the Registrant. Pursuant to the Agreement and Plan of Merger and reorganization by which Beauty.com became a subsidiary of the Registrant, shares of the Registrant, rather than shares of Beauty.com, Inc., became issuable under the Beauty.com, Inc. Stock Plan (the "Beauty.com Plan"). There are no longer any option holders under the Beauty.com Plan. Consequently, the Registrant is filing this Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-96431 filed on February 8, 2000 to deregister the 32,405 shares of common stock of the Registrant previously registered under the Beauty.com Plan. The 32,405 shares deregistered by this Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8 for the Registrant's 1998 Stock Plan. The associated registration fee paid by the Registrant to register shares issuable under the Beauty.com Plan will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 1998 Stock Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 3rd day of April 2002.

                                       DRUGSTORE.COM, INC.
                                              (Registrant)

                                       By /s/ Robert A. Barton
                                          -----------------------------
                                          Robert A. Barton
                                          Vice President of Finance and
                                          Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 3, 2002.


              Signature                                  Title
              ---------                                  -----

/s/ Kal Raman                    President, Chief Executive Officer and
-------------------------------- Director (principal executive officer)
Kal Raman


/s/ Robert A. Barton             Vice President of Finance and Chief Financial
-------------------------------- Officer (principal financial officer and
Robert A. Barton                 principal accounting officer)


/s/ Peter M. Neupert             Chairman
--------------------------------
Peter M. Neupert


/s/ Jeffrey P. Bezos             Director
--------------------------------
Jeffrey P. Bezos


/s/ Brook H. Byers               Director
--------------------------------
Brook H. Byers


/s/ L. John Doerr                Director
--------------------------------
L. John Doerr


/s/ Melinda French Gates         Director
--------------------------------
Melinda French Gates


/s/ Dan Levitan                  Director
--------------------------------
Dan Levitan


/s/ William D. Savoy             Director
--------------------------------
William D. Savoy